UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 27, 2018

American Superconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

114 East Main Street Ayer, Massachusetts	01432

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 842-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 27, 2018, American Superconductor Corporation (the “Company”) held its Annual Meeting of Stockholders at which the Company’s stockholders took the following actions:

1.       The Company’s stockholders elected the following directors to the Board of Directors of the Company (the “Board”):

DIRECTOR	VOTES FOR	VOTES WITHHELD

Vikram S. Budhraja	6,336,960	132,950

Arthur H. House	6,311,584	158,326

Daniel P. McGahn	6,340,376	129,534

David R. Oliver, Jr.	6,336,020	133,890

John W. Wood, Jr.	6,082,988	386,922

There were 7,609,918 broker non-votes for each director.

2.           The Company’s stockholders voted to ratify the selection by the Audit Committee of the Board of RSM US LLP as the Company’s independent registered public accounting firm for the current fiscal year by a vote of 13,874,668 shares of common stock for, 111,650 shares of common stock against and 93,510 shares of common stock abstaining.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: August 1, 2018	By:	/s/ John W. Kosiba, Jr.
John W. Kosiba, Jr. Senior Vice President and Chief Financial Officer